Exhibit 99.1

Contacts:
The Medicines Company
Contact: Michael Mitchell
The Medicines Company
973-290- 6097
michael.mitchell@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Prices Public Offering of Common Stock

PARSIPPANY, NJ, August 13, 2013 — The Medicines Company (NASDAQ: MDCO) today announced the pricing of an underwritten registered public offering of 5,785,123 shares of its common stock at a public offering price of $30.25 per share.  All of the shares in the offering are to be sold by The Medicines Company.  The offering is expected to close on or about August 19, 2013, subject to the satisfaction of customary closing conditions.

J.P. Morgan Securities LLC and BofA Merrill Lynch are acting as joint book-running managers, and representatives of the underwriters for the offering.  Leerink Swann LLC is also acting as a joint book-running manager.  The Medicines Company has granted the underwriters a 30-day option to purchase up to an additional 867,768 shares.

The securities described above are being offered by The Medicines Company pursuant to an automatically effective shelf registration statement that The Medicines Company filed with the Securities and Exchange Commission (SEC).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available, free of charge, on the SEC’s website located at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from the offices of: J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (telephone number: 866-803-9204) or from BofA Merrill Lynch, 222 Broadway, New York, New York 10038, Attention: Prospectus Department or by emailing dg.prospectus_requests@baml.com.  Before you invest, you should read the prospectus and the related prospectus supplement with respect to the offering and any other document The Medicines Company has filed with the SEC for more complete information about The Medicines Company and this offering.

About The Medicines Company

The Medicines Company is a global biopharmaceutical company focused on saving lives, alleviating suffering and improving the economic efficiency of the world’s leading hospitals.  The Medicines Company markets Angiomax® (bivalirudin), Recothrom® Thrombin, topical (Recombinant), Cleviprex® (clevidipine) injectable emulsion and other products and co-promotes BRILINTA® (ticagrelor).  The Medicines Company also has a pipeline of acute and intensive care hospital products in development, including four late-stage development product candidates, cangrelor, oritavancin, IONSYS™ (fentanyl iontophoretic transdermal system) and Fibrocaps™, as well as early stage development product candidates.

Forward-Looking Statements

Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expression are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause The Medicines Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements The Medicines Company makes. Important factors that may cause or contribute to such differences include whether or not The Medicines Company will offer the shares or consummate the offering at all or on the anticipated terms of the offering, fluctuations in The Medicines Company’s stock price, the anticipated use of the proceeds of the offering, The Medicines Company’s ability to satisfy customary closing conditions related to the proposed offering, and such other factors as are set forth in the risk factors detailed from time to time in The Medicines Company’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in The Medicines Company’s Quarterly Report on Form 10-Q filed on August 9, 2013, and the preliminary prospectus supplement filed by The Medicines Company with the SEC on August 12, 2013 under the heading “Risk Factors.” You should not place undue reliance on these forward-looking statements. In addition, any forward-looking statements represent The Medicines Company’s views only as of today and should not be relied upon as representing The Medicines Company’s views as of any subsequent date.  The Medicines Company disclaims any obligation to update any forward-looking statements.